Exhibit 10.22

AMENDMENT N° 6

TO THE

FULL SCALE SYSTEM DEVELOPMENT CONTRACT

No. IS-10-021

Between

IRIDIUM SATELLITE LLC

And

THALES ALENIA SPACE FRANCE

for the

IRIDIUM NEXT SYSTEM

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A

CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION

OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE

COMMISSION.

PREAMBLE

This Amendment N° 6 (the “Amendment”) to the Full Scale System Development Contract No. IS-10-021 signed on June 1, 2010 between Iridium Satellite LLC and Thales Alenia Space France for the Iridium Next System, as amended, (the “Contract”) is entered into on this 24th day of October, 2011 by and between Thales Alenia Space France, a company organized and existing under the laws of France, having its registered office at 26 avenue Jean François Champollion 31100 Toulouse – FRANCE (“Contractor”), and Iridium Satellite LLC, a limited liability company organized under the laws of Delaware, having an office at 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102 - USA (“Purchaser”).

RECITALS

WHEREAS, the Parties have agreed to revise the Contract, Statement of Work and System Performance Specification by deleting the Soyuz 2-1b and Cyclone 4 Candidate Launch Vehicles and replacing them with the Dnepr Launch Vehicle to be launched from Yasny launch base located in the Orenburg Region, Russian Federation or Baikonur Cosmodrome located in the Republic of Kazakhstan;

WHEREAS, Customer issued a letter dated May 3, 2011, which Contractor accepted, authorizing Contractor to proceed with the incorporation of certain changes to the Satellite design necessary to allow for the launch of Satellites using the Dnepr Launch Vehicle.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article 1: Capitalized terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Contract or any amendments thereto, as the case may be.

Article 2: The cost of the changes to the Satellite design necessary to allow for the launch of Satellites using the Dnepr Launch Vehicle, [***] U.S. Dollars (US$[***]), shall be deducted from the Adjustment leaving a remaining Adjustment balance of [***] U.S. Dollars (US$[***]).

Article 3: This Amendment may be executed and delivered (including via facsimile or other electronic means) in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Article 4: All other provisions of the Contract not expressly referred to in this Amendment remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers as of the date set forth in the Preamble.

IRIDIUM SATELLITE LLC	THALES ALENIA SPACE FRANCE

/s/ S. Scott Smith	/s/ Nathalie Smirnov

S. Scott Smith	Nathalie Smirnov

Executive Vice President,	Senior Vice President,

Satellite Development & Operations	System & Payload – Telecom

Iridium / Thales Alenia Space Confidential & Proprietary	1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A

CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION

OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE

COMMISSION.